Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts", and to the use of our report dated March 7, 1997, except for Note 8, as to which the date is May 12, 1997, with respect to the financial statements of Omega Orthodontics, Inc. included in Amendment No. 3 to the Registration Statement (Form SB-2, File No. 333-27179) and related Prospectus of Omega Orthodontics, Inc.




                                        Ernst & Young LLP



Boston, Massachusetts
September 10, 1997